                                                                     EXHIBIT 3.1

                                                                        FORM 204

PROCTOR SERVICES
ATTN: TROY GLOVER
4TH FL
16 BARRACK ST
SYDNEY NSW 2000


CERTIFICATE OF REGISTRATION
OF A COMPANY                             [AUSTRALIAN SECURITIES COMMISSION LOGO]

Corporations Law Sub-section 121(1)

This is to certify that

CARD TECHNOLOGIES AUSTRALIA LIMITED

AUSTRALIAN COMPANY NUMBER 057 883 333

is a registered company under Division 1 of Part 2.2 of the Corporations Law of New South Wales and because of its registration it is an incorporated company.

The company IS LIMITED BY SHARES.

The company is a PUBLIC company.

The day of commencement of registration is THE TWELFTH DAY OF NOVEMBER 1992.





                          Given under the seal of the
                          Australian Securities Commission
                          on this twelfth day of November, 1992.
[AUSTRALIAN SECURITIES
COMMISSION COMMON SEAL]

                          /s/ [Signature Illegible]
                          ----------------------------